Exhibit (h)(5)(i)(g)


                        AMENDMENT TO OPERATING AGREEMENT

     This Amendment ("Amendment") is made as of November 1, 2000, by and between Charles Schwab & Co., Inc. ("Schwab"), a California corporation, and each registered investment company ("Fund Company") executing this Amendment on its own behalf and on behalf of each of its series or classes of shares ("Fund(s)") listed on Schedule I hereto, and amends the Operating Agreement between the parties, made as of November 27, 1995, as amended thereafter ("Operating Agreement"). All capitalized terms used in the Amendment and not defined herein shall have the meaning ascribed to them in the Operating Agreement.

     WHEREAS, the parties wish to amend Schedule I to the Operating Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

     1. Schedule I to the Operating Agreement shall be deleted in its entirety and the Schedule I attached hereto shall be inserted in lieu thereof.

     2. Except as specifically set forth herein, all other provisions of the Operating Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CHARLES SCHWAB & CO., INC.               WESTCORE TRUST, on its own behalf
                                         and on behalf of each Fund listed on
                                         Schedule I hereto
By: /s/ Fred Potts
    ----------------------------
    Fred Potts
    Vice President/Mutual Funds          By: /s/ Jack D. Henderson
    Operations Administration                ----------------------------
                                         Name:  Jack D. Henderson
Date: December 19, 2000
                                         Title: Vice President

                                         Date:  December 11, 2000

                                   SCHEDULE I
                           TO THE OPERATING AGREEMENT

FUND COMPANY/ FUNDS                                              EFFECTIVE DATE
-------------------                                              --------------
Westcore Trust NL
      Westcore Blue Chip Fund                                       11/27/95
      Westcore Colorado Tax-Exempt Bond Fund                        11/27/95
      Westcore Growth and Income Fund                               1/30/96
      Westcore Intermediate-Term Bond Fund                          11/27/95
      Westcore International Frontier Fund FEE 2                    12/15/99
      Westcore International Select Fund FEE 2                      11/1/00
      Westcore Long-Term Bond Fund                                  11/27/95
      Westcore Mid-Cap Opportunity Fund FEE 1                       10/1/98
      Westcore MIDCO Growth Fund                                    11/27/95
      Westcore Select Fund FEE 2                                    10/20/99
      Westcore Small-Cap Growth Fund FEE 2                          10/20/99
      Westcore Small-Cap Opportunity Fund                           11/27/95

NL Indicates that Fund Company is a "no-load" or "no sales charge" Fund Company as defined in Rule 2830 of the Conduct Rules of the National Association of Securities Dealers Regulation, Inc. ("NASDR"), as amended from time to time ("Rule 2830").

* Indicates that Fund has no sales charge, as that term is defined in Rule 2830, and, if such Fund has a distribution or shareholder servicing plan maintained or adopted pursuant to Rule 12b-1 under the 1940 Act ("Rule 12b-1 Plan"), such Fund's Rule 12b-1 Plan does not exceed 25 basis points per annum.

SI Indicates that Fund is available only to MFMP investors through Schwab Institutional or another advice program offered or made available by financial institutions clearing transactions through Schwab.

FEE 1 Indicates that Fund is subject to Account Establishment and Maintenance Fees and the terms thereof as set forth on Schedule II.

FEE 2 Indicates that Fund is subject to Account Establishment and Maintenance Fees and the terms thereof as set forth on Schedule III.

Accepted by:

CHARLES SCHWAB & CO., INC.               WESTCORE TRUST, on its own behalf
                                         and on behalf of each Fund listed on
                                         Schedule I
By: /s/ Fred Potts
    ----------------------------
    Fred Potts
    Vice President/Mutual Funds          By: /s/ Jack D. Henderson
    Operations Administration                ----------------------------
                                         Name:  Jack D. Henderson
Date: December 19, 2000
                                         Title: Vice President

                                         Date:  December 11, 2000